UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 8, 2004

Avici Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30865	02-0493372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Billerica Avenue North Billerica, Massachusetts	01862
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 964-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 8, 2004 Avici Systems Inc. (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Steven B. Kaufman, whose employment with and service as President, Chief Executive Officer and a director of the Company ended on November 15, 2004. The Separation Agreement serves to amend the July 27, 2000 Letter Agreement (the “Letter Agreement”) between Mr. Kaufman and the Company. Pursuant to the terms of the Separation Agreement and in accordance with the Letter Agreement, Mr. Kaufman will receive continuation of base salary and benefits for twelve months, payable in accordance with the Company’s payroll cycle. In addition, the Separation Agreement extends the period during which Mr. Kaufman may exercise vested options to purchase shares of the Company’s Common Stock through such base salary continuation period.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Separation Agreement between Avici Systems Inc. and Steven Kaufman, effective December 8, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Avici Systems Inc.

Date: December 10, 2004	By:	/s/ Paul F. Brauneis
Paul F. Brauneis
Chief Financial Officer, Treasurer, Senior Vice President of Finance and Administration and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement between Avici Systems Inc. and Steven Kaufman, effective December 8, 2004